UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2018

ICOX INNOVATIONS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55049	27-3098487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4101 Redwood Ave., Building F, Los Angeles, CA 90066
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: 424.570.9446

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

As of August 29, 2018, we entered into a loan agreement with Ryde GmbH (“Ryde”), whereby we provided to Ryde a loan in the principal amount of US$500,000 of which (i) US$350,000 was previously advanced to Ryde and (ii) US$150,000 was advanced on August 29, 2018. The principal amount of the loan bears interest at the rate of 12% per annum, provided, however, any amounts not paid when due will immediately commence accruing interest at the default rate of 18% per annum. The principal amount of the loan, any accrued and unpaid interest thereon, and any other amounts owning under the loan matures on the earlier of (i) March 27, 2019, (ii) the closing by WENN Digital, Inc. (“WENN”), which is an affiliate of Ryde, of a minimum of US$4,250,000 in financings, in the aggregate, whether through the sale of KodakCoins, equity or otherwise or (iii) such earlier date as the principal amount may become due and payable in accordance with the terms and conditions of the loan agreement. Ryde can prepay all outstanding amounts on 5 days’ notice to our company. As of August 29, 2018, WENN provided a corporate guaranty to our company, pursuant to which WENN unconditionally guaranteed and promised to pay our company on demand all amounts that become due from Ryde under the loan agreement with Ryde and any other amounts that we may in the future loan or advance to Ryde.

Our loan in the principal amount of US$750,000 to WENN pursuant to the loan agreement dated July 9, 2018, portions of which were transferred to and used by Ryde, and our loan in the principal amount of US$500,000 to Ryde pursuant to the loan agreement entered into as of August 29, 2018 are secured by a security agreement between our company and WENN, which was entered into as of August 29, 2018.

Our chairman and director, Cameron Chell, is a director, officer and an indirect shareholder of Business Instincts Group Inc. which owns 10% of the common stock of WENN and he is also a director, officer and indirect shareholder of Blockchain Merchant Group, Inc. which owns 2.5% of the common stock of WENN and we own 7.5% of the common stock of WENN. Mr. Chell is also a director, chairman and secretary of WENN. Our president, Bruce Elliott, is a former chief marketing officer of WENN.

Item 9.01 Financing Statements and Exhibits

(d)	Exhibits

10.1	Loan Agreement entered into as of August 29, 2018 with Ryde GmbH

10.2	Corporate Guaranty entered into as of August 29, 2018 by WENN Digital, Inc.

10.3	Security Agreement entered into as of August 29, 2018 with WENN Digital, Inc.

10.4	Security Assignment Agreement entered into as of August 29, 2018 with Ryde GmbH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOX INNOVATIONS INC.

/s/ Bruce Elliott
Bruce Elliott
President

August 31, 2018